                                                Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-106598

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 23, 2003)

                                $12,000,000,000

                                 CITIGROUP LOGO

                       MEDIUM-TERM SENIOR NOTES, SERIES G
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES G
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

     The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this prospectus supplement and the attached prospectus. Citigroup will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that Citigroup will deliver to prospective buyers of any note. The maximum amount that Citigroup expects to receive from the sale of the notes is between $11,994,000,000 and $11,895,000,000 after paying the agent commissions of between $6,000,000 and $105,000,000.

MATURITY:       9 months or more from the        INTEREST RATES:  Fixed, floating, or zero
                date of issue.                                    coupon.
INDEXED NOTES:  Payments of interest or          RANKING:         Senior notes are part of our
                principal may be linked to                        senior indebtedness; and
                the price of one or more                          subordinated notes are part
                securities, currencies,                           of our subordinated
                commodities or other goods.                       indebtedness.
REDEMPTION:     Terms of specific notes may      OTHER TERMS:     You should review
                permit or require redemption                      "Description of the Notes"
                or repurchase at our option                       and the pricing supplement
                or your option.                                   for features that apply to
                                                                  your notes.
RISKS:          Index and currency risks may
                exist.
CURRENCIES:     U.S. dollars and other
                currencies.

                            ------------------------

     CONSIDER CAREFULLY THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Inc. These notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


                                   CITIGROUP


January 15, 2004

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Risk Factors................................................   S-3
Important Currency Information..............................   S-6
Description of the Notes....................................   S-7
United States Federal Income Tax Considerations.............  S-30
Plan of Distribution........................................  S-37
Legal Matters...............................................  S-38

                                   PROSPECTUS

Prospectus Summary..........................................      1
Forward-Looking Statements..................................      7
Citigroup Inc. .............................................      8
Use of Proceeds and Hedging.................................      9
European Monetary Union.....................................     10
Description of Debt Securities..............................     11
Description of Common Stock Warrants........................     19
Description of Index Warrants...............................     21
Description of Capital Stock................................     24
Description of Preferred Stock..............................     26
Description of Depositary Shares............................     29
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................     32
Book-Entry Procedures and Settlement........................     33
Plan of Distribution........................................     35
ERISA Considerations........................................     38
Legal Matters...............................................     39
Experts.....................................................     39

                                  RISK FACTORS

CHANGES IN EXCHANGE RATES AND EXCHANGE CONTROLS COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

     - the possibility of significant market changes in rates of exchange between U.S. dollars and such specified currency;

     - the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup has no control and which cannot be readily foreseen, such as

     - economic events;

     - political events; and

     - the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which Citigroup's notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of such foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis.

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

     Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup when payments on such note are due because of circumstances beyond the control of Citigroup. In this event, Citigroup will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "-- The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes -- Payment of Principal and Interest" below.

     The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. Citigroup disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

THE UNAVAILABILITY OF CURRENCIES COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is --

     - unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup's control;

     - no longer used by the government of the country issuing such currency; or

     - no longer used for the settlement of transactions by public institutions of the international banking community --

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

     If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup on such note will be the amount of redenominated currency that represents the amount of Citigroup's obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of

     - any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

     - any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of European Monetary Union, see "European Monetary Union" in the prospectus and any disclosure on European Monetary Union in an applicable pricing supplement.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

JUDGMENTS IN A FOREIGN CURRENCY COULD RESULT IN A SUBSTANTIAL LOSS TO YOU.

     The notes will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CHANGES IN THE VALUE OF UNDERLYING ASSETS OF INDEXED NOTES COULD RESULT IN A SUBSTANTIAL LOSS
TO YOU.

     An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

     - has a fixed principal amount;

     - is denominated in U.S. dollars; and

     - bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

     The risks of a particular indexed note will depend on the terms of such indexed note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of:

     - the underlying assets;

     - another objective price; and

     - economic or other measures making up the relevant index.

     Underlying assets could include:

     - securities;

     - currencies;

     - intangibles;

     - goods;

     - articles; and

     - commodities.

     The risks associated with a particular indexed note generally depend on factors over which Citigroup has no control and which cannot readily be foreseen. These risks include:

     - economic events;

     - political events; and

     - the supply of, and demand for, the underlying assets.

     In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

     - an index determined by an affiliate of Citigroup; or

     - prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

     The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.
                            ------------------------

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. Citigroup has not, and the agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup is not, and the agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus, as well as information Citigroup previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document. Citigroup's business, financial condition, results of operations and prospects may have changed since that date.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each note in a currency specified by Citigroup for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, the agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the agent. The terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

     References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES

     The following description of the particular terms of the Medium-Term Senior Notes, Series G and Medium-Term Subordinated Notes, Series G supplements the description of the general terms and provisions of the debt securities set forth in the prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the prospectus, you should rely on the information in this prospectus supplement.

     The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the pricing supplement in making your investment decision.

GENERAL

     Introduction. The senior notes are a series of senior debt securities issued under Citigroup's senior debt indenture. The subordinated notes are a series of subordinated debt securities issued under Citigroup's subordinated debt indenture. At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $12,000,000,000 or its equivalent in one or more foreign currencies. This amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, or under a registration statement to which this prospectus supplement and the accompanying prospectus also relate.

     The amount of notes sold of either series will reduce the amount of notes of the other series that may be sold. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by Citigroup.

     The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in the pricing supplement, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such specified currency on the applicable issue date. Such determination will be made by Citigroup or its agent, as the exchange rate agent for the applicable series of notes.

     Ranking. The senior notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. The subordinated notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all senior indebtedness of Citigroup. See "Description of Debt Securities -- Subordinated Debt" in the prospectus.

     If there were an event of default with respect to any senior indebtedness, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be repaid immediately. If there were an event of default with respect to any subordinated indebtedness involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. In the absence of certain events of insolvency or bankruptcy, failure to pay amounts due with respect to subordinated indebtedness would not permit the trustee or such holders to demand that the principal of such subordinated debt securities be paid immediately. See "Description of Debt Securities -- Events of Default and Defaults" in the prospectus.

     On a consolidated basis, the aggregate principal amount of senior indebtedness of Citigroup outstanding as of September 30, 2003 was approximately $194.2 billion. This senior indebtedness consisted of approximately $131.0 billion of term debt, approximately $32.8 billion of commercial paper and approximately $30.5 billion of other short-term borrowings.

     Forms of Notes. The notes will be issued in fully registered form only, without coupons. Each note will be issued initially as a book-entry note, which will be a global security registered in the name of a nominee of the Depository Trust Company, or DTC, as depositary, or such other depositary named in the pricing supplement. Alternatively, if specified in the applicable pricing supplement, each note will be issued initially as a certificated note, which will be a certificate issued in temporary or definitive form. Except as set forth in the prospectus under "Book-Entry Procedures and Settlement," book-entry notes will not be issuable as certificated notes. See "Book-Entry System" below.

     Denominations. Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

     Maturity. Unless otherwise specified in the applicable pricing supplement, each note will mature on a stated maturity date. Such stated maturity date will be a business day nine months or more from its date of issue, as selected by the purchaser and agreed to by Citigroup. If so specified in the pricing supplement, the stated maturity date may be extended at the option of Citigroup, and each note may also be redeemed at the option of Citigroup, or repaid at the option of the holder, prior to its stated maturity. Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

     Additional Information. The pricing supplement relating to a note will describe the following terms:

     - the specified currency for such note;

     - whether such note

        (1) is a fixed rate note;

        (2) is a floating rate note;

        (3) is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index; and/or

        (4) is an indexed note on which payments of interest or principal may be linked to the price of one or more securities, currencies, intangibles, articles, commodities or goods or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

     - the price at which such note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

     - the original issue date on which such note will be issued;

     - the date of the stated maturity;

     - if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

     - if such note is a floating rate note, relevant terms such as:

        (1) the base rate;

        (2) the initial interest rate;

        (3) the interest reset period or the interest reset dates;

        (4) the interest payment dates;

        (5) any index maturity;

        (6) any maximum interest rate;

        (7) any minimum interest rate;

        (8) any spread or spread multiplier; and

        (9) any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

     - whether such note is a note issued originally at a discount;

     - if such note is an amortizing note, the terms for repayment prior to stated maturity;

     - if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

     - whether such note may be redeemed at the option of Citigroup, or repaid at the option of the holder, prior to stated maturity as described under "Optional Redemption, Repayment and Repurchase" below and the terms of its redemption or repayment;

     - whether such note may have an optional extension beyond its stated maturity as described under "Extension of Maturity" below;

     - whether such note will be represented by a global security or a certificate issued in definitive form;

     - any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

     - whether such note is a renewable note, and, if so, its specific terms;

     - the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

     - any other terms of such note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which such note will be issued.

     As used in this prospectus supplement, business day means:

     - for any note, any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close;

     - for LIBOR notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

     - for any determination by the exchange rate agent of an exchange rate pursuant to notes having a specified currency other than U.S. dollars, an exchange rate business day, which shall be any day on which banking institutions and foreign exchange markets settle payments in New York City and London;

     - for notes having a specified currency other than U.S. dollars only, other than notes denominated in euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

     - for EURIBOR notes and notes denominated in euros, a TARGET business day, which shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

     As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

PAYMENT OF PRINCIPAL AND INTEREST

     Citigroup will pay the principal of, and any premium and interest on, each note in the specified currency for such note. If the specified currency for a note is other than U.S. dollars, Citigroup will, unless otherwise specified in the applicable pricing supplement, arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may, if stated in the applicable pricing supplement and such note, elect to receive all payments on such note in the specified currency by delivering a written notice to the paying agent for such note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Risk Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above. Such election will remain in effect until revoked by a written notice to such paying agent that is received not later than fifteen calendar days prior to the applicable payment date. If an event of default has occurred or Citigroup has given notice of redemption of a note, no such change of election may be made.

     Unless otherwise specified in the pricing supplement, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars will be determined by the exchange rate agent:

     - based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London time, on the second exchange rate business day prior to the applicable payment date, or

     - if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange rate agent after consultation with Citigroup.

     The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated in such specified currency. All currency exchange costs will be deducted from payments to the holders of such notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup's control. In that case, such payments will be made as described under "Risk Factors -- The Unavailability of Currencies Could Result in a Substantial Loss to You" above.

     Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by check mailed to the registered holders of such notes. In the case of global securities representing book-entry notes, such payments of interest on notes will be made to a nominee of the depositary.

     A holder of at least $10,000,000, or its equivalent in a specified currency other than U.S. dollars, in aggregate principal amount of notes of like tenor and term, will be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds. However, such a holder is entitled to receive such payments only if the paying agent receives written appropriate wire transfer instructions for such notes not later than fifteen calendar days prior to the applicable interest payment date. Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of such note at the office of the paying agent for such note in New York City.

     Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, any payment required to be made on a note on a date, including the stated maturity date, that is not a business day for such note need not be made on such date. A payment may be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delayed payment.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any original issue discount, or OID, note, other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal due and payable relating to such note will be limited to the aggregate principal amount of such note multiplied by the sum of (1) its issue price, expressed as a percentage of the aggregate principal amount, plus (2) the original issue discount amortized from the date of issue to the date of declaration. Amortization will be calculated using the interest method, computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration.

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until its principal amount is paid or made available for payment. However, as described below under "Subsequent Interest Periods" and "Extension of Maturity," or as otherwise may be described in the applicable pricing supplement, the rate of interest payable on fixed rate notes may be adjusted from time to time.

     Unless otherwise set forth in the applicable pricing supplement, interest on each fixed rate note will be payable semiannually in arrears on such dates as set forth in the applicable pricing supplement, with each such day being an interest payment date, and at stated maturity. Unless "accrue to pay" is specified in the applicable pricing supplement or unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on such note on such date, including the stated maturity date, may be made on the next succeeding business day with the same force and effect as if made on such date. No additional interest will accrue as a result of such delayed payment.

     If in connection with any fixed rate note, "accrue to pay" is specified in the applicable pricing supplement, and any interest payment date for such fixed rate note would otherwise be a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. Any payment of interest on such interest payment date will include interest accrued through the day before such interest payment date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

     The initial interest period is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period and any interest reset period is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to such note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as applicable to such note. As described below under "Subsequent Interest Periods" and "Extension of Maturity," or as may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD Rate;

     - the Commercial Paper Rate;

     - the Federal Funds Rate;

     - LIBOR;

     - the Treasury Rate;

     - the Prime Rate;

     - the Eleventh District Cost of Funds Rate;

     - EURIBOR; or

     - such other base rate as is set forth in the applicable pricing supplement and in such note.

     The following terms are used in describing the various base rates.

     The "index maturity" is the period of maturity of the instrument or obligation from which the base rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication.

     "Calculation date" means the date on which the calculation agent is to calculate the interest rate which will be the earlier of (1) the tenth calendar day after the related rate determination date, or if any such day is not a business day, the next succeeding business day or (2) the business day preceding the applicable interest payment date or the stated maturity.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

     - maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

     - minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Citigroup will appoint and enter into agreements with calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the calculation agent for each floating rate note. All determinations of interest by a calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes.

     The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

     - in the case of floating rate notes that reset daily, each business day;

     - in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week;

     - in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week;

     - in the case of floating rate notes that reset monthly, other than Eleventh District Cost of Funds Rate notes, the third Wednesday of each month;

     - in the case of floating rate notes that are Eleventh District Cost of Funds Rate notes, the first calendar day of each month;

     - in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

     - in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and

     - in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement.

If an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

     Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding such interest reset date, as further described below.

     Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

     Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the face amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, the interest factor for each such day will be computed by dividing such interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

     For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes. In the case of Treasury Rate notes, such product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, such calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit shall be rounded upward.

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows:

     - In the case of floating rate notes that reset daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, interest will be payable on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement.

     - In the case of Eleventh District Cost of Funds Rate notes, interest will be payable on the first calendar day of each March, June, September and December.

     - In the case of floating rate notes that reset quarterly, interest will be payable on the third Wednesday of March, June, September, and December of each year.

     - In the case of floating rate notes that reset semiannually, interest will be payable on the third Wednesday of each of two months of each year specified in the applicable pricing supplement.

     - In the case of floating rate notes that reset annually, interest will be payable on the third Wednesday of one month of each year specified in the applicable pricing supplement.

In each of these cases, interest will also be payable at maturity.

     If an interest payment date for any floating rate note would fall on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day. In the case of a LIBOR note or a EURIBOR note, if postponement to the next business day would cause the interest payment date to be in the next succeeding calendar month, the interest payment date will instead be the immediately preceding business day.

     If for any floating rate note, the applicable pricing supplement provides that the note does not accrue to pay, and if an interest payment date for such floating rate note would otherwise be a day that is not a business day, such interest payment date will not be postponed. Any payment required to be made on such floating rate note, however, may be made on the next succeeding business day with the same force and effect as if made on the due date. No additional interest will accrue as a result of such delayed payment.

     Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

     CD Rate Notes. Each CD Rate note will bear interest for each interest reset period at an interest rate equal to the CD Rate and any spread or spread multiplier specified in such note and in the applicable pricing supplement.

     The calculation agent will determine the CD Rate on each CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for such interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update.

     - If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable certificates of deposit, with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

     - If the dealers selected by the calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the CD Rate for such interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

     CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

     Commercial Paper Rate Notes. Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate equal to the Commercial Paper Rate and any spread or spread multiplier, specified in such note and the applicable pricing supplement.

     The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as such rate will be published in H.15(519) under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above.

     - If such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for such interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on such calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Commercial Paper Rate for such interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent for such Commercial Paper Rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     - If the dealers selected by such calculation agent, however, are not quoting offered rates as mentioned in the preceding sentence, the Commercial Paper Rate for such interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

Money market yield will be calculated as follows:

                              D X 360
money market yield   =     -------------  X 100
                           360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

     Federal Funds Rate Notes. Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate equal to the Federal Funds Rate and any spread or spread multiplier specified in such note and the applicable pricing supplement.

     The calculation agent will determine the Federal Funds Rate on each Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for such interest reset period. The Federal Funds Rate will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)."

     The following procedures will be followed if the Federal Funds Rate cannot be determined as described above.

     - If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for such interest reset period will be the rate on that date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If by 3:00 p.m., New York City time, on such calculation date the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the Federal Funds Rate for such interest reset period will be the rate on that date which the Federal Reserve Bank of New York makes publicly available that is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)."

     - If such rate, however, is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such calculation date, the Federal Funds Rate for such interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

     In the case of a Federal Funds Rate note that resets daily, the interest rate on such note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the calculation agent for such note on such second Monday, or, if not a business day, on the next succeeding business day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

     LIBOR Notes. Each LIBOR note will bear interest for each interest reset period at an interest rate equal to LIBOR and any spread or spread multiplier specified in such note and the applicable pricing supplement.

     The calculation agent will determine LIBOR on each LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period.

     On a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in the specified currency for the period of the index maturity specified in the applicable pricing supplement, commencing on such interest reset date, which appears on the "designated LIBOR page" at approximately 11:00 a.m., London time, on that date.

     - If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display designated as page "3750" on the Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page "3750" on the Telerate Service is replaced by another page, or if the Telerate Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Telerate" means the replacement page or service selected to display the London interbank offered rates of major banks.

     - If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service. If the LIBO page on such service is replaced by another page, or if the Reuters Monitor Money Rates Service is replaced by a nominee of the British Bankers' Association, then "LIBOR Reuters" means the arithmetic mean determined by the calculation agent of the two or more offered rates on the replacement page or service selected to display the London interbank offered rates of major banks.

     If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows.

        - The calculation agent will select four major banks in the London interbank market.

        - The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.

     (1) If two or more quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of such quotations.

     (2) If fewer than two quotations are provided, the calculation agent will select three major banks in New York City and follow the steps in the two bullet points below.

        - The calculation agent will then determine LIBOR for such interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on such LIBOR determination date. The rates quoted will be for loans in the specified currency for the period of the specified index maturity commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at such time.

        - If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for such interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

     Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest reset period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in such note and the applicable pricing supplement.

     Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

     Unless "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for such interest reset period of treasury securities as such rate appears on either Telerate page 56 or Telerate page 57 under the heading "AVGE INVEST YIELD." Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable pricing supplement.

     If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

     (1) If the Treasury rate is not published prior to 3:00 P.M., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (2) If the results of such auction are not published or reported as provided in (1) above by 3:00 P.M., New York City time, on such calculation date, or if no such auction is held on the Treasury Rate determination date, then the Treasury Rate for such interest reset period will be calculated by the calculation agent for such Treasury Rate note. In this case, the Treasury Rate will be a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

     (3) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (2) above, then the Treasury Rate for such interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

     The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for such interest reset period falls on which treasury securities would normally be auctioned.

     Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

     Constant Maturity Treasury Rate Notes

     If "Constant Maturity" is specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the designated CMT Telerate page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the designated CMT maturity index in the following manner.

     - If the designated CMT Telerate page is 7051, the Treasury Rate will be the rate on the Constant Maturity Treasury Rate determination date.

     - If the designated CMT Telerate page is 7052, the Treasury Rate will be the average for the week or for the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month, as applicable, in which the related Constant Maturity Treasury Rate determination date occurs.

     If such rate does not appear on such designated CMT Telerate page as indicated above, the following procedures will be followed in the order set forth below.

     (1) If the rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time on the related calculation date, then the Treasury Rate for the Constant Maturity Treasury Rate determination date will be such treasury constant maturity rate for the designated CMT maturity index as published in the relevant H.15(519).

     (2) If this rate is no longer published or is not published by 3:00 P.M., New York City time, on the related calculation date, then the Treasury Rate on the Constant Maturity Treasury Rate determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other United States Treasury rate for the designated CMT maturity index, for the Constant Maturity Treasury Rate determination date for such interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury. The calculation agent will make the determination as to which of such rates is comparable to the rate formerly displayed on the designated CMT Telerate page and published in the relevant H.15(519).

     (3) If this information is not provided by 3:00 P.M., New York City time, on the related calculation date, then the calculation agent will calculate the Treasury Rate on the Constant Maturity Treasury Rate determination date as follows.

        - The Treasury Rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes. The Treasury notes will be the most recently issued direct noncallable fixed rate obligations of the United States, with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (4) If the calculation agent is unable to obtain three such Treasury note quotations as described in (3) above, the Treasury Rate on such Constant Maturity Treasury Rate determination date will be calculated by the calculation agent as follows.

        - The rate will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading U.S. government securities dealers in New York City, for Treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining maturity closest to the index maturity specified in the applicable pricing supplement, and in an amount that is representative for a single transaction in that market at that time.

        - If two Treasury notes with an original maturity, as described above, have remaining terms to maturity equally close to the designated CMT maturity index, the calculation agent will obtain quotations for the Treasury note with the shorter remaining term to maturity and will use such quotations to calculate the Treasury Rate as set forth above.

        - The three government securities dealers referenced above will be identified from five such dealers who are selected by the calculation agent, one of which may be the agent, by eliminating the dealers with the highest and lowest quotations, or in the event of equality, one of the highest and/or lowest quotation, as the case may require.

        - If three or four, but not five, of such dealers provide quotations as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated.

     (5) If fewer than three dealers selected by the calculation agent provide quotations as described above, the Treasury Rate determined as of the Constant Maturity Treasury Rate determination date will be the Treasury Rate in effect on such Constant Maturity Treasury Rate determination date.

     "Designated CMT Telerate page" means the display on the Telerate Service, or any successor service on the page specified in the applicable pricing supplement, or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the designated CMT Telerate page will be 7052, for the most recent week.

     "Designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities, either one, two, three, five, seven, ten, twenty or thirty years, specified in the applicable pricing supplement for which the Treasury Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the designated CMT maturity index will be two years.

     The "Constant Maturity Treasury Rate determination date" will be the second business day prior to the interest reset date for the applicable interest reset period.

     The CMT Rate for a Treasury security maturity as published as of any business day is intended to be indicative of the yield of a U.S. Treasury security having as of such business day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any business day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the calculation agents or other affiliates of Citigroup. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the Prime Rate cannot be determined as described above.

     - If the rate is not published prior to 9:00 A.M., New York City time, on the related calculation date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published prior to 3:00 P.M., New York City time, on the related calculation date, in either of those sources, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank's prime rate or base lending rate for the Prime Rate determination date.

     - If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select four major banks in New York City. The Prime Rate will be the arithmetic mean of the prime rates quoted by those four banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

     - If all four of the banks selected by the calculation agent do not provide quotations, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date. These Prime Rate quotes will be provided by the selected banks and by a reasonable number of substitute domestic banks or trust companies that the calculation agent will select that have total equity capital of at least $500,000,000.

     - If the banks or trust companies that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate in effect on the Prime Rate determination date.

     "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

     Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes will bear interest at the interest rates, calculated based on the Eleventh District Cost of Funds Rate and any spread and/or spread multiplier, specified in the Eleventh District Cost of Funds Rate notes and the applicable pricing supplement.

     The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Rate determination date. The Eleventh District Cost of Funds Rate determination date is the last working day of the month immediately prior to each interest reset date for each interest reset period on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index.

     The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate determination date as set forth under the caption "Eleventh District" on the Telerate page 7058. Such page will be deemed to include any successor page, determined by the calculation agent, as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Rate determination date.

     The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above.

     - If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Rate determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Rate determination date will be the Eleventh District Cost of Funds Rate Index.

     - If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate determination date, then the Eleventh District Cost of Funds Rate for such date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate determination date.

     The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of such announcement.

     EURIBOR Notes. Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in such note and the applicable pricing supplement.

     The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second TARGET business day prior to the interest reset date for each interest reset period.

     On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

     The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable pricing supplement, commencing on such interest reset date, which appears on page 248 on the Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as "Telerate Page 248" as of 11:00 a.m., Brussels time, on that date.

     If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows.

        - The calculation agent will select four major banks in the Euro-zone interbank market.

        - The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at such time.

     (1) If two or more quotations are provided, EURIBOR for such interest reset period will be the arithmetic mean of such quotations.

     (2) If fewer than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

        - The calculation agent will then determine EURIBOR for such interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on such EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in euros that is representative of a single transaction in such market at such time.

        - If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for such interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, EURIBOR will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

     Inverse Floating Rate Notes. Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on such floating rate note will be equal to:

     - in the case of the period, if any, commencing on the issue date, or the date on which such note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by Citigroup as described in the applicable pricing supplement; and

     - in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread and/or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of such inverse floating rate note will be that in effect on the tenth day preceding such date.

     Floating/Fixed Rate Notes. The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on such note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in such applicable pricing supplement.

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether Citigroup has the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for such note. If Citigroup has the option to reset, the pricing supplement will also indicate the optional reset date or dates on which such interest rate or such spread, spread multiplier, or method of calculation, as the case may be, may be reset.

     Citigroup shall notify the trustee whether or not it intends to exercise such option relating to such note at least 45 but not more than 60 days prior to an optional reset date for such note. Not later than 40 days prior to such optional reset date, the trustee will mail to the holder of such note a reset notice first class, postage prepaid, indicating whether Citigroup has elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

     If Citigroup elects to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating such new interest rate or such new spread, spread multiplier, or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

     Upon the transmittal by the trustee of a reset notice to the holder of a note, such new interest rate or such new spread, spread multiplier, and/or method of calculation as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, such note will have the same terms as prior to the transmittal of such reset notice.

     Despite the foregoing, not later than 20 days prior to an optional reset date for a note, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to such optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on such optional reset date.

     Citigroup can make such revocations by causing the trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate, or higher spread or spread multiplier, as the case may be, whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of such note by Citigroup on each optional reset date at a price equal to the principal amount of such note plus interest accrued to such optional reset date. In order for a note to be repaid on an optional reset date, the holder of such note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. However, the period for delivery of such note or notification to the trustee for such note will be at least 25 but not more than 35 days prior to such optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for such note, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.

AMORTIZING NOTES

     Citigroup may from time to time offer amortizing notes on which a portion or all the principal amount is payable prior to stated maturity

     - in accordance with a schedule;

     - by application of a formula; or

     - based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment of such notes, will be set forth in the applicable pricing supplement.

INDEXED NOTES

     Citigroup may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the principal amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on:

     - the principal amount of such notes or, in the case of an indexed principal note, the amount designated in the applicable pricing supplement as the "face amount" of such indexed note; and

     - an index, which may be based on

          (1) prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities;

          (2) the application of a formula; or

          (3) an index which shall be such other objective price, economic or other measures as are described in the applicable pricing supplement.

A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined based on such index, will be set forth in the applicable pricing supplement.

     If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the face amount of such indexed note unless specified otherwise in the applicable pricing supplement. If an indexed note is also an indexed principal note, the principal amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If a third party is appointed to calculate or announce the index for a particular indexed note, and the third party either (1) suspends the calculation or announcement of such index or (2) changes the basis upon which such index is calculated in a manner that is inconsistent with the applicable pricing supplement, then Citigroup will select another third party to calculate or announce the index. The agent or another affiliate of Citigroup may be either the original or successor third party selected by Citigroup.

     If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then any indexed interest payments or any indexed principal amount of such indexed note will be calculated in the manner set forth in the applicable pricing supplement. Any determination by the selected third party will be binding on all parties, except in the case of an obvious error.

     Unless otherwise specified in the applicable pricing supplement, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the applicable indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount stated on such notes. Unless otherwise specified in the applicable pricing supplement, in the event of an acceleration of the stated maturity of an indexed note, the principal amount payable to the holder of such note upon acceleration will be the principal amount determined based on the formula used to determine the principal amount of such note on the stated maturity of such note, as if the date of acceleration were the stated maturity.

     An investment in indexed notes has significant risks, including wide fluctuations in market value as well as in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the note is indexed and economic and political events over which Citigroup has no control. See "Risk Factors -- Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You" above for a discussion of these considerations.

     Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks of investment in indexed notes.

DUAL CURRENCY NOTES

     Citigroup may from time to time offer dual currency notes on which Citigroup has a one time option of making all payments of principal, any premium and interest on such notes which are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of such notes, in the optional payment currency specified in the applicable pricing supplement. Such option will be exercisable in whole but not in part on an option election date, which will be any one of the dates specified in the applicable pricing supplement.

     The pricing supplement for each issuance of dual currency notes will specify, among other things,

     - the specified currency;

     - the optional payment currency; and

     - the designated exchange rate.

     Such designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency notes. Each option election date will be a particular number of days before an interest payment date or stated maturity, as set forth in the applicable pricing supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

     If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable pricing supplement. If such election is made, notice of such election will be mailed in accordance with the terms of the dual currency notes within two business days of the option election date. Such notice will state (1) the first date, whether an interest payment date and/or stated maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made such payment in the specified currency.

     For United States federal income tax purposes, holders of dual currency notes may need to comply with rules which differ from the general rules applicable to holders of other types of notes offered by this prospectus supplement. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency notes will be set forth in the applicable pricing supplement.

RENEWABLE NOTES

     Citigroup may from time to time offer renewable notes, which will mature on an initial maturity date. Such initial maturity date will be an interest payment date specified in the applicable pricing supplement occurring in, or prior to, the twelfth month following the original issue date of such notes, unless the term of all or any portion of any such notes is renewed in accordance with the procedures described below.

     The term of a renewable note may be extended to the interest payment date occurring in the twelfth month, or, if a special election interval is specified in the applicable pricing supplement, the last month in a period equal to twice the special election interval elected by the holder after such renewal date. Such an extension may be made on the initial renewal date. That date will be the interest payment date occurring in the sixth month, unless a special election interval is specified in the applicable pricing supplement, prior to the initial maturity date of a renewable note and on the interest payment date occurring in each sixth month, or in the last month of each special election interval, after such initial renewal date which, together with the initial renewal date, constitutes a renewal date.

     If a holder does not elect to extend the term of any portion of the principal amount of a renewable note during the specified period prior to any renewal date, such portion will become due and payable on the new maturity date. Such new maturity date will be the interest payment date occurring in the sixth month, or the last month in the special election interval, after such renewal date.

     A holder of a renewable note may elect to renew the term of such renewable note, or if so specified in the applicable pricing supplement, any portion of such renewable note, by delivering a notice to such effect to the trustee or any duly appointed paying agent at the corporate trust office of the trustee or agency of the trustee in New York City. Such notice will be delivered not less than 15 nor more than 30 days prior to such renewal date, unless another period is specified in the applicable pricing supplement as the special election period. Such election will be irrevocable and will be binding upon each subsequent holder of such renewable note.

     An election to renew the term of a renewable note may be exercised for less than the entire principal amount of such renewable note only if so specified in the applicable pricing supplement and only in such principal amount, or any integral multiple in excess of such amount, that is specified in the applicable pricing supplement. However, the term of the renewable notes may not be extended beyond the stated maturity specified for such renewable notes in the applicable pricing supplement.

     If the holder does not elect to renew the term, such renewable note must be presented to the trustee, or any duly appointed paying agent. If such renewable note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of such renewable note. The trustee, or any duly appointed paying agent, will issue in exchange for such note, in the name of such holder, a note. The note will be in a principal amount equal to the principal amount of such exchanged renewable note for which no election to renew such term was exercised, with terms identical to those specified on such renewable note. However, such note will have a fixed, nonrenewable stated maturity on the new maturity date.

     If an election to renew is made for less than the full principal amount of a holder's renewable note, the trustee, or any duly appointed paying agent, will issue in exchange for such note in the name of such holder, a replacement renewable note. The replacement renewable note will be in a principal amount equal to the principal amount elected to be renewed of such exchanged renewable note, with terms otherwise identical to such exchanged renewable note.

EXTENSION OF MATURITY

     The pricing supplement will indicate whether Citigroup has the option to extend the stated maturity of such note for an extension period. Such an extension period is one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in such pricing supplement.

     Citigroup may exercise such option for a note by notifying the trustee for such note at least 45 but not more than 60 days prior to the original stated maturity of such note. Not later than 40 days prior to the original stated maturity of such note, the trustee will mail to the holders of such notes an extension notice, first class, postage prepaid. The extension notice will set forth:

     - the election of Citigroup to extend the stated maturity of such note;

     - the new stated maturity;

     - in the case of a fixed rate note, the interest rate applicable to the extension period;

     - in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and

     - any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, such redemption may occur during the extension period.

     Upon the mailing by the trustee of an extension notice to the holders of the notes, the stated maturity of such note will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice. Despite the foregoing, not later than 20 days prior to the original stated maturity of such note, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for such note and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note.

     Citigroup may so act by causing the trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice will be irrevocable. All notes for which the stated maturity is extended will bear such higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

     If Citigroup extends the stated maturity of a note, the holder of such note will have the option to elect repayment of such note by Citigroup on the original stated maturity at a price equal to the principal amount of such note, plus interest accrued to such date. In order for a note to be repaid on the original stated maturity once Citigroup has extended its stated maturity, the holder of such note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment. The period for delivery of such note or notification to the trustee for such note will be at least 25 but not more than 35 days prior to the original stated maturity. A holder who has tendered a note for repayment after an extension notice may give written notice to the trustee for such note to revoke any such tender for repayment until the close of business on the tenth day before the original stated maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable pricing supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

BOOK-ENTRY SYSTEM

     Upon issuance, and unless the rules of DTC state otherwise, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described in the prospectus under "Book-Entry Procedures and Settlement," will not otherwise be issuable as certificated notes.

     If an issue of notes is denominated in a currency other than the U.S. dollar, Citigroup will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the revelant note, to receive such payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and twelve days prior to the date for payment of principal, such participant will notify DTC of
(1) its election to receive all, or the specified portion, of such payment in the foreign currency and (2) its instructions for wire transfer of such payment to a foreign currency account.

     A further description of DTC's procedures regarding global securities representing book-entry notes is set forth in the prospectus under "Book-Entry Procedures and Settlement." DTC has confirmed to Citigroup, the agent and the trustees that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate whether such note can be redeemed at the option of Citigroup, in whole or in part prior to its stated maturity. The applicable pricing supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which, together with accrued interest to such optional redemption date, such note may be redeemed on each such optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, at least 30 days prior to the date of redemption, the trustee will mail notice of such redemption, first class, postage prepaid, to the holder of such note. Unless otherwise specified in the applicable pricing supplement, Citigroup may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 45 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes will be issued to the holder of such note or notes upon the cancellation of such note or notes. The redemption of any subordinated note that is included in Citigroup's capital may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position of Citigroup will be adequate after the proposed redemption.

     The pricing supplement relating to each note will also indicate whether the holder of such note will have the option to elect repayment of such note by Citigroup prior to its stated maturity. If so, such pricing supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price. Such optional repayment price is the price at which, together with accrued interest to such optional repayment date, such note may be repaid on each such optional repayment date.

     In order for a note to be repaid, the trustee for such note must receive, at least 30 but not more than 45 days prior to an optional repayment date:

     (1) such note with the form entitled "Option to Elect Repayment" on the reverse of such note duly completed; or

     (2) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

        - the name of the holder of such note;

        - the principal amount of such note to be repaid;

        - the certificate number or a description of the tenor and terms of such note;

        - a statement that the option to elect repayment is being exercised; and

        - a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter.

     If the guarantee procedure described in clause (2) above is followed, then such note and form duly completed must be received by the trustee by such fifth business day. Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note will be canceled and a new note or notes for the remaining principal amount will be issued in the name of the holder of such repaid note.

     If a note is represented by a global security, DTC's nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     If Citigroup redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup will pay the amortized face amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

     The amortized face amount of a note on any date means the amount equal to:

     - the issue price set forth on the face of the applicable pricing supplement plus

     - that portion of the difference between the issue price and the stated principal amount of the note that has accrued by that date at

        (1) the bond yield to maturity set forth in the applicable pricing supplement, or

        (2) if so specified in the applicable pricing supplement, the bond yield to call set forth on the face of the note.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized face amount of a note will never exceed its stated principal amount. The bond yield to call listed in a pricing supplement will be computed on the basis of:

     - the first occurring optional redemption date with respect to such note and

     - the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

     Citigroup may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup may, at the discretion of Citigroup, be held, resold or surrendered to the trustee for such notes for cancellation.

OTHER PROVISIONS

     The terms in the applicable pricing supplement may modify any provisions relating to:

     - the determination of an interest rate basis;

     - the specification of an interest rate basis;

     - calculation of the interest rate applicable to, or the principal payable at maturity on, any note;

     - interest payment dates; or

     - any other related matters.

DEFEASANCE

     The defeasance provisions described in the prospectus will not be applicable to the notes except as set forth in the applicable pricing supplement.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a general summary of United States federal income tax considerations that may be relevant to a beneficial owner of a note. The summary is based on:

     - laws;

     - regulations;

     - rulings; and

     - decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

     - banks or other financial institutions;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - common trust funds;

     - entities that are treated for United States federal income tax purposes as partnerships or other pass-through entities;

     - controlled foreign corporations;

     - dealers in securities or currencies;

     - persons that will hold notes as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a "straddle" or "conversion transaction", comprised of a note and one or more other positions; or

     - United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of notes, including any indexed notes, dual currency notes or notes providing for contingent payments, will be provided in the applicable pricing supplement. Purchasers of such notes should carefully examine the applicable pricing supplement and should consult with their tax advisors with respect to such notes.

     Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding, and disposing of the notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used in this summary, the term United States holder means a beneficial owner of a note who is

     - a citizen or resident of the United States;

     - a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

     - a trust if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of the trust's substantial decisions.

As used in this summary, the term "non-United States holder" means a beneficial owner of a note who is not a United States holder and the term "United States" means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

UNITED STATES HOLDERS

Payments of Interest

     Payments of qualified stated interest, as defined below under "Original Issue Discount," on a note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder's method of tax accounting.

     If such payments of interest are made relating to a note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received). A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

     - the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder's taxable year; or

     - at such holder's election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period.

Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the notes.

Purchase, Sale and Retirement of Notes

     A United States holder's tax basis in a note generally will equal the cost of such note to such holder

     - increased by any amounts includible in income by the holder as OID and market discount (each as described below) and

     - reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such note.

     In the case of a foreign currency note, the cost of such note to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency note that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of such note by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder's tax basis in a foreign currency note in respect of OID, market discount and premium will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency note generally will not result in any exchange gain or loss for a United States holder.

     Upon the sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of a note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under "Payments of Interest," and (2) the United States holder's adjusted tax basis in such note. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the note.

     In the case of a foreign currency note that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange
(i) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

     Except as discussed below in connection with foreign currency gain or loss, market discount and short-term notes, gain or loss recognized by a United States holder on the disposition of a note will generally be long term capital gain or loss if the United States holder's holding period for the note exceeds one year at the time of such disposition.

     Gain or loss recognized by a United States holder on the disposition of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such note.

Original Issue Discount

     In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such notes are called OID notes in this prospectus supplement. United States holders generally must accrue OID in gross income over the term of the OID notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID note in advance of the receipt of cash attributable to such income.

     OID generally will arise if the stated redemption price at maturity of the note exceeds its issue price by more than a de minimis amount of 0.25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a note is the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments due under the note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID note will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

     The amount of OID allocable to any accrual period generally will equal (1) the product of the OID note's adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID note at the beginning of any accrual period will equal the issue price of the OID note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on such note, other than payments of qualified stated interest, on or before the first day of the accrual period.

     Foreign Currency Notes. In the case of an OID note that is also a foreign currency note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

     - calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

     - translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder's taxable year, or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID note. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

     Acquisition Premium. A United States holder that purchases an OID note for an amount less than or equal to the remaining redemption amount, but in excess of the OID note's adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder's adjusted tax basis in the OID note immediately after its purchase over the OID note's adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID note's adjusted issue price. For purposes of this prospectus supplement,

     - "acquisition premium" means the excess of the purchase price paid by a United States holder for an OID note over the OID note's adjusted issue price; and

     - "remaining redemption amount" means the sum of all amounts payable on an OID note after the purchase date other than payments of qualified stated interest.

     The notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable pricing supplement. Notes containing such features, in particular OID notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors relating to such notes.

Market Discount

     If a United States holder purchases a note, other than a short-term note, for an amount that is less than the note's stated redemption price at maturity or, in the case of an OID note, for an amount that is less than the note's revised issue price, i.e., the note's issue price increased by the amount of accrued OID, the note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under "Original Issue Discount"). Any gain recognized by the United States holder on the disposition of notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the note while held by such United States holder.

     Alternatively, the United States holder may elect to include market discount in income currently over the life of the note. Such an election will apply to market discount notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the note to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the note.

     Market discount on a foreign currency note will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the note is disposed of by the United States holder. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder's taxable year.

Short-Term Notes

     The rules set forth above also will generally apply to notes having maturities of not more than one year from the date of issuance. Those notes are called short-term notes in this prospectus supplement. Modifications apply to these general rules.

     First, none of the interest on a short-term note is treated as qualified stated interest but instead is treated as part of the short-term note's stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term notes will be OID notes. OID will be treated as accruing on a short-term note ratably, or at the election of a United States holder, under a constant yield method.

     Second, a United States holder of a short-term note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such note until the maturity of the note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the note as ordinary income to the extent of the holder's accrued OID on the note, and as short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term note in income on a current basis.

     Third, any United States holder of a short-term note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the note on a current basis. If such an election is made, the OID rules will not apply to the note. Acquisition discount is the excess of the note's stated redemption price at maturity over the holder's purchase price for the note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, the notes may have special redemption features. These features may affect the determination of whether a note has a maturity of not more than one year and thus is a short-term note. Purchasers of notes with such features should carefully examine the applicable pricing supplement and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

     A United States holder that purchases a note for an amount in excess of the remaining redemption amount will be considered to have purchased the note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States holder. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the note to maturity will generally be required to treat the premium as capital loss when the note matures.

     Amortizable bond premium in respect of a foreign currency note will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the note and (2) the spot rate of exchange on the date on which the United States holder acquired the note. See "Original Issue Discount -- Acquisition Premium" above for a discussion of the treatment of a note purchased for an amount less than or equal to the remaining redemption amount but in excess of the note's adjusted issue price.

Information Reporting and Backup Withholding

     Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the notes. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

NON-UNITED STATES HOLDERS

     Under current United States federal income tax law:

     - withholding of United States federal income tax will not apply to a payment on a note to a non-United States holder, provided that,

        (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

        (2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

        (3) neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the note is a United States holder.

     - withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a note.

     Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

     Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

     - that gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

     - the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

     In general, backup withholding and information reporting will not apply to a payment of interest on a note to a non-United States holder, or to proceeds from the disposition of a note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a note is not held through a qualified intermediary, the amount of payments made on such note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

                              PLAN OF DISTRIBUTION

     The notes are being offered on a continuous basis by Citigroup through Citigroup Global Markets Inc., as agent. The agent has agreed to use its reasonable efforts to solicit orders to purchase notes. The agent and Citigroup will sign a distribution agreement. A form of distribution agreement has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Citigroup will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will have the right to reject any proposed purchase in whole or in part. Citigroup reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice.

     The following table summarizes the aggregate commissions or discounts payable in connection with offerings of the notes. Commissions and discounts will vary depending upon the stated maturity of the notes.

                            PUBLIC                AGENT'S                  PROCEEDS, BEFORE
                           OFFERING              DISCOUNTS                   EXPENSES, TO
                             PRICE            AND COMMISSIONS                  CITIGROUP
                           --------           ---------------              ----------------
Principal Amount......  $12,000,000,000   $6,000,000-$105,000,000   $11,994,000,000-$11,895,000,000
Total.................       100%                   0.050%-0.875%                   99.950%-99.125%

     Citigroup may also sell notes at a discount to the agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. Unless otherwise specified in the applicable pricing supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity.

     The agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the agent.

     Citigroup reserves the right to sell notes directly to investors on its own behalf and to enter into agreements similar to the distribution agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup.

     Unless notes are issued upon the reopening of a prior series, no note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The agent may make a market in the notes, but the agent is not obligated to do so. The agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

     Citigroup estimates that its total expenses for the offering, excluding underwriting commissions or discounts, will be approximately $3,300,000.00.

     The agent, whether acting as agent or principal, may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Citigroup has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup will reimburse the agent for customary legal and other expenses, incurred by it in connection with the offer and sale of the notes.

     Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

     Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup may issue other securities under the indenture referred to in the prospectus.

     The broker-dealer subsidiaries of Citigroup are members of the NASD and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup's broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the agent or other affiliates of Citigroup in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The agent or these other affiliates may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     John R. Dye, Esq., General Counsel -- Capital Markets of Citigroup, 425 Park Avenue, New York, New York 10043, will act as legal counsel to Citigroup. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will act as legal counsel for the agent. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

PROSPECTUS

                                [CITIGROUP LOGO]

May Offer --

                                $15,000,000,000

                                Debt Securities
                             Common Stock Warrants
                                 Index Warrants
                                Preferred Stock
                               Depositary Shares
                            Stock Purchase Contracts
                              Stock Purchase Units
                                  Common Stock

     Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     These securities are not deposits or savings accounts but are unsecured obligations of Citigroup. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                            ------------------------

July 23, 2003

                               PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Citigroup and all material terms of the offered securities which are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

     - this prospectus, which explains the general terms of the securities that Citigroup may offer;

     - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

     - the documents referred to in "Where You Can Find More Information" on page 6 for information on Citigroup, including its financial statements.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

     Citigroup's principal executive office is at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                       THE SECURITIES CITIGROUP MAY OFFER

     Citigroup may use this prospectus to offer up to $15,000,000,000 of:

     - debt securities;

     - common stock warrants;

     - index warrants;

     - preferred stock;

     - depositary shares;

     - stock purchase contracts;

     - stock purchase units; and

     - common stock.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

DEBT SECURITIES

     Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup's notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

     The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are included or incorporated by reference in Citigroup's registration statement No. 333-106598, Citigroup's most recent annual report on Form 10-K, Citigroup's quarterly reports on Form 10-Q filed after the Form 10-K and Citigroup's current reports on Form 8-K filed after the Form 10-K. You can receive copies of these documents by following the directions on page 6.

     General Indenture Provisions that Apply to Senior and Subordinated Debt

     - Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup's ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities."

     - Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

     - The indentures allow Citigroup to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company generally would be required to assume Citigroup's responsibilities for the debt. Unless the transaction resulted in a default, Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

     - The indentures provide that holders of 66 2/3% of the principal amount of the senior debt securities and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Citigroup's obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder affected consents to the change.

     - Citigroup may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Citigroup's obligations under the particular securities when due.

     - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

     Events of Default and Defaults

     The events of default specified in the senior debt indenture and defaults under the subordinated debt indenture include:

     - failure to pay principal when due;

     - failure to pay required interest for 30 days;

     - failure to make a required scheduled installment payment for 30 days;

     - failure to perform other covenants for 90 days after notice; and

     - certain events of insolvency or bankruptcy, whether voluntary or not; and

     - any additional events as may be set forth in the applicable prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default which is not also an event of default.

     Remedies

     Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

     Subordinated Indenture: If there were an event of default involving certain events of insolvency or bankruptcy, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than these events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

COMMON STOCK WARRANTS

     Citigroup may issue common stock warrants independently or together with any securities. Citigroup will issue any common stock warrants under a separate common stock warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the common stock warrant agreement, which will be filed as an exhibit to one of Citigroup's future current reports and incorporated by reference in its registration statement No. 333-106598. You can receive copies of these documents by following the directions on page 6.

     Common stock warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup a number of shares of common stock. The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement.

INDEX WARRANTS

     Citigroup may issue index warrants independently or together with debt securities. Citigroup will issue any series of index warrants under a separate index warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup's future current reports and incorporated by reference in its registration statement No. 333-106598. You can receive copies of these documents by following the directions on page 6.

     Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

     The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

     Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange, the Nasdaq Stock Market's National Market or the Chicago Board Options Exchange.

     The index warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

     Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

PREFERRED STOCK

     Citigroup may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.

     Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup's common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

DEPOSITARY SHARES

     Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup's registration statement No. 333-106598. You can receive copies of this document by following the directions on page 6.

STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from Citigroup, and Citigroup to sell to the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of debt securities, capital securities, junior subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

COMMON STOCK

     Citigroup may issue common stock, par value $.01 per share. Holders of common stock are entitled to receive dividends when declared by Citigroup's board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

                                USE OF PROCEEDS

     Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under "Use of Proceeds and Hedging."

                              PLAN OF DISTRIBUTION

     Citigroup may sell the offered securities in any of the following ways:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.

     If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Citigroup Global Markets Inc. These broker-dealer subsidiaries also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

                      RATIO OF INCOME TO FIXED CHARGES AND
                   RATIO OF INCOME TO COMBINED FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS

     The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for the three months ended March 31, 2003 and each of the five most recent fiscal years.

                                                THREE MONTHS
                                                   ENDED              YEAR ENDED DECEMBER 31,
                                                 MARCH 31,      ------------------------------------
                                                    2003        2002    2001    2000    1999    1998
                                                ------------    ----    ----    ----    ----    ----
Ratio of income to fixed charges (excluding
  interest on deposits).....................        3.05        2.57    2.00    1.82    1.90    1.48
Ratio of income to fixed charges (including
  interest on deposits).....................        2.27        1.95    1.64    1.52    1.56    1.30
Ratio of income to combined fixed charges
  including preferred stock dividends
  (excluding interest on deposits)..........        3.02        2.54    1.98    1.81    1.88    1.45
Ratio of income to combined fixed charges
  including preferred stock dividends
  (including interest on deposits)..........        2.25        1.94    1.63    1.52    1.55    1.29

                      WHERE YOU CAN FIND MORE INFORMATION

     As required by the Securities Act of 1933, Citigroup filed a registration statement (No. 333-106598) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

     Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

     (c) Current Reports on Form 8-K filed on January 22, 2003, January 31, 2003, February 7, 2003, February 13, 2003, February 19, 2003, March 12,
         2003, March 20, 2003, March 21, 2003, March 26, 2003, April 11, 2003,
         April 14, 2003, April 28, 2003, May 7, 2003, May 20, 2003, May 21, 2003
         and May 27, 2003; and

     (d) Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.

     All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of
(1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:
Citigroup Document Services
140 58th Street, Suite 7I
Brooklyn, NY 11220
(877) 936-2737 (toll free)
(718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. If anyone provides you with different or inconsistent information, you should not rely on it. Citigroup has not authorized anyone to provide you with different information. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup's management's beliefs and assumptions and on information currently available to Citigroup's management. Forward-looking statements include information concerning Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

     The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                          USE OF PROCEEDS AND HEDGING

     General. Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

     - funding the business of its operating units;

     - funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

     - financing possible acquisitions or business expansion; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or an affiliate may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

     Use of Proceeds Relating to Index Warrants and Indexed Notes. Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the assets that are used to determine the relevant index or indices. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

     Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or other derivative or similar instruments related to the index and the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

     In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or similar instruments related to, the underlying assets or index, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Citigroup is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities will not affect such prices or values. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

                            EUROPEAN MONETARY UNION

     The foreign currencies in which debt securities may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that participate in Stage III of European Economic and Monetary Union.

     Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Greece became an additional participating member state on January 1, 2001. Other member states of the European Union may also become participating member states.

     Stage III included the introduction of the euro, which is legal tender in the participating member states. On and after January 1, 2002, the national currencies of participating member states ceased to exist and the sole legal tender in such states is the euro. The European Union has adopted regulations providing specific rules for the introduction of the euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 (No. 333-106598) under the Securities Act of 1933 of which this prospectus forms a part.

     The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

     Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture will be The Bank of New York, and the trustee under the subordinated debt indenture will be Bank One Trust Company, N.A. Citigroup has appointed Citibank, N.A. to act as paying agent under each indenture.

GENERAL

     The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

     United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable prospectus supplement.

     Because Citigroup is a holding company, the claims of creditors of Citigroup's subsidiaries will have a priority over Citigroup's equity rights and the rights of Citigroup's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

     The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

     - the title of the debt securities;

     - whether the debt securities will be senior or subordinated debt;

     - the indenture under which the debt securities are being issued;

     - the total principal amount of the debt securities;

     - the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

     - the maturity date or dates;

     - the interest rate or the method of computing the interest rate;

     - the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

     - if other than in United States dollars, the currency or currency unit in which payment will be made;

     - if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

     - if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

     - if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which and the terms upon which such election may be made;

     - the location where payments on the debt securities will be made;

     - the terms and conditions on which the debt securities may be redeemed at the option of Citigroup;

     - any obligation of Citigroup to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

     - if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

     - any provisions for the discharge of Citigroup's obligations relating to the debt securities by deposit of funds or United States government securities;

     - whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

     - the date of any global security if other than the original issuance of the first debt security to be issued;

     - any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

     - whether the securities are to be issued in registered form, bearer form, or both; and

     - any other specific terms of the debt securities (Section 2.02).

     The terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of Citigroup will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Citigroup to be received by the holders of such series of debt securities may be adjusted.

     The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both. If bearer securities are issued, the United States Federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable prospectus supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (Section 2.01). The prospectus supplement relating to offered securities denominated in a foreign currency will specify the denomination of the offered securities.

     The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section 2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     Distributions on the debt securities other than those represented by global notes or bearer securities will be made in U.S. dollars against surrender of the debt securities at the principal office of the relevant trustee in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments in U.S. dollars will be made at the principal trust office of the paying agent in New York City, or by a check mailed to the holder at his registered address (Sections 2.01 and 5.02). Payments in any other manner will be specified in the prospectus supplement.

SENIOR DEBT

     The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Citigroup except subordinated debt.

SUBORDINATED DEBT

     The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all "Senior Indebtedness" (as defined below) of Citigroup.

     If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

     - securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

     - payments made from a defeasance trust as described below.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).

     "Senior Indebtedness" means:

     (1) the principal, premium, if any, and interest in respect of (A) indebtedness of Citigroup for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including the senior debt securities;

     (2) all capital lease obligations of Citigroup and any synthetic lease or tax retention operating lease;

     (3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

     (4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

     (5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

     (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of Citigroup whether or not such obligation is assumed by Citigroup;

but Senior Indebtedness does not include:

     (a) subordinated debt securities;

     (b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities including, without limitation, subordinated debt securities issued by Citigroup under an indenture with Bank One Trust Company, N.A. dated July 17, 1998, as supplemented; and

     (c) any indebtedness between or among Citigroup and its affiliates, including (1) any Junior Subordinated Debt, (2) any Capital Securities Guarantees and (3) all other debt securities and guarantees in respect of those debt securities issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Citigroup which is a financing vehicle of Citigroup in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by Citigroup pursuant to an instrument that ranks on an equal basis with, or junior to, the Capital Securities Guarantees.

     "Junior Subordinated Debt" means Citigroup's:

     - 6.00% Junior Subordinated Deferrable Interest Debentures due February 14, 2033;

     - 6.950% Junior Subordinated Deferrable Interest Debentures due September 15, 2031;

     - 7 1/8% Junior Subordinated Deferrable Interest Debentures due July 31, 2031;

     - 6 7/8% Junior Subordinated Deferrable Interest Debentures due March 15, 2029;

     - 7% Junior Subordinated Deferrable Interest Debentures due November 15, 2028;

     - 7 5/8% Junior Subordinated Deferrable Interest Debentures due December 1, 2036;

     - 7 3/4% Junior Subordinated Deferrable Interest Debentures due December 1, 2036;

     - other notes or other obligations which may be issued under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as trustee; and

     - indebtedness that is by its terms subordinated to, or ranks on an equal basis with, the Junior Subordinated Debt.

     "Capital Securities Guarantees" means the guarantees issued by Citigroup in connection with:

     - the 6.00% Capital Securities of Citigroup Capital IX;

     - the 6.950% Capital Securities of Citigroup Capital VIII;

     - the 7 1/8% Capital Securities of Citigroup Capital VII;

     - the 6 7/8% Capital Securities of Citigroup Capital VI;

     - the 7% Trust Preferred Securities of Citigroup Capital V;

     - the 7 5/8% Trust Preferred Securities of Citigroup Capital III;

     - the 7 3/4% Trust Preferred Securities of Citigroup Capital II; and

     - any existing or future preferred or preference stock, including capital securities, that is by its terms subordinated to, or ranks on an equal basis with, the Capital Securities.

COVENANTS

     Limitations on Liens. The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup's option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.

     "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, that meets any of the following conditions:

     - Citigroup's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

     - Citigroup's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

     - Citigroup's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

     "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

     "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.02 and 5.04).

     Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - either (1) Citigroup is the continuing corporation, or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

     - in the case of the senior debt indenture or if provided in the applicable prospectus supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 14.01; Subordinated Debt Indenture, Section 15.01).

     Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

     Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

     Citigroup and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

     No such modification may, without the consent of the holder of each security so affected:

     - change the fixed maturity of any such securities;

     - reduce the rate of interest on such securities;

     - reduce the principal amount of such securities or the premium, if any, on such securities;

     - reduce the amount of the principal of any securities issued originally at a discount;

     - change the currency in which any such securities are payable; or

     - impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.

     In addition, no such modification may:

     - reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

     - change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Sections 13.01 and 13.02).

     In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).

EVENTS OF DEFAULT AND DEFAULTS

     Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

     - failure to pay required interest on any debt security of such series for 30 days;

     - failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

     - failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

     - failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

     - certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 6.01; Subordinated Debt Indenture,
       Section 6.07).

     Unless otherwise specified in the prospectus supplement relating to any series of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default which is not also an event of default (Subordinated Debt Indenture, Sections 6.01 and 6.02).

     If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).

     No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.02).

     Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 10.01).

     If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

     Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 6.07).

DEFEASANCE

     Senior Debt Indenture. If so specified when the senior debt securities of a particular series are created, after Citigroup has deposited with the trustee cash or U.S. government securities in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

     - will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as "defeasance and discharge;" or

     - will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such senior debt securities, relating to the senior debt securities of such series, which is known as "covenant defeasance."

     In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

     When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

     The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 11.03 and 11.04).

     Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the senior debt securities for an interest in the trust. As a consequence, each holder of the senior debt securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's adjusted tax basis for the senior debt securities deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the senior debt securities, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

     Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of senior debt securities.

     Subordinated Debt Indenture. The defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).

     Under the subordinated debt indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.

CONCERNING THE TRUSTEES

     Citigroup has had and may continue to have banking relationships with the trustees in the ordinary course of business.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The following briefly summarizes the material terms and provisions of the common stock warrants. You should read the particular terms of the common stock warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

     Citigroup may issue common stock warrants for the purchase of common stock. Common stock warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The common stock warrants will be issued under common stock warrant agreements to be entered into between Citigroup and a bank or trust company, as common stock warrant agent. The common stock warrant agent will act solely as the agent of Citigroup under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

GENERAL

     The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, including, as applicable:

     - the title of the common stock warrants;

     - the offering price of the common stock warrants;

     - the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

     - the currency or currency units in which the offering price, if any, and the exercise price are payable;

     - the designation and terms of the common stock with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

     - the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

     - the minimum or maximum number of the common stock warrants that may be exercised at any one time;

     - the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

     - a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

     - anti-dilution provisions of the common stock warrants, if any;

     - redemption or call provisions, if any, applicable to the common stock warrants; and

     - any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

NO RIGHTS AS STOCKHOLDERS

     Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the common stock warrant agreement and the related common stock warrants. Citigroup will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

                         DESCRIPTION OF INDEX WARRANTS

     The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

     Index warrants may be issued independently or together with debt securities and may be attached to or separate from any such offered securities. Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

GENERAL

     The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to "reopen" a previous series of index warrants by issuing additional index warrants of such series.

     Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

     - one or more specified securities or securities indices;

     - one or more specified foreign currencies or currency indices;

     - a combination thereof; or

     - changes in such measure or differences between two or more such measures.

     The prospectus supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

     If so specified in the prospectus supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the prospectus supplement.

     The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise.

     You should read the prospectus supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

     The applicable prospectus supplement relating to a series of index warrants will describe the following:

     - the aggregate number of such index warrants;

     - the offering price of such index warrants;

     - the measure or measures by which payment or distribution on such index warrants will be determined;

     - certain information regarding the underlying securities, foreign currencies or indices;

     - the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

     - the date on which the index warrants may first be exercised and the date on which they expire;

     - any minimum number of index warrants exercisable at any one time;

     - any maximum number of index warrants that may, at Citigroup's election, be exercised by all warrant holders or by any person or entity on any day;

     - any provisions permitting a warrant holder to condition an exercise of index warrants;

     - the method by which the index warrants may be exercised;

     - the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

     - the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

     - the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

     - the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

     - any national securities exchange on, or self-regulatory organization with, which such index warrants will be listed;

     - any provisions for issuing such index warrants in certificated form;

     - if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

     - any other terms of such index warrants.

     Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the prospectus supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

LISTING

     Unless otherwise indicated in the prospectus supplement, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the prospectus supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

MODIFICATION

     The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

     - curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

     - maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

     - registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

     - for any other purpose which Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

     Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

     - changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

     - shortens the period of time during which the index warrants may be exercised;

     - otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

     - reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf his right to exercise, and to receive payment for, its index warrants.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of the date of this prospectus, Citigroup's authorized capital stock consists of 15 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup's common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup's certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.

COMMON STOCK

     As of March 31, 2003, Citigroup had outstanding approximately 5.148 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup's stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

     Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Citibank, N.A. The common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "C".

PREFERRED STOCK

     The general terms of Citigroup's preferred stock are described below under "Description of Preferred Stock."

     As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:

                                NUMBER                         REDEMPTION         DATE NEXT
                               OF SHARES       DIVIDENDS       PRICE PER         REDEEMABLE            GENERAL
TITLE OF SERIES               OUTSTANDING       PER YEAR       SHARE ($)        BY CITIGROUP        VOTING RIGHTS
---------------               -----------   ----------------   ----------   ---------------------   -------------
6.365% Cumulative Preferred
  Stock, Series F...........   1,600,000         6.365%              250        June 16, 2007          No
6.213% Cumulative Preferred
  Stock, Series G...........     800,000         6.213%              250        July 11, 2007          No
6.231% Cumulative Preferred
  Stock, Series H...........     800,000         6.231%              250      September 8, 2007        No
5.864% Cumulative Preferred
  Stock, Series M...........     800,000         5.864%              250       October 8, 2007         No
Fixed Adjustable Rate
  Cumulative Preferred
  Stock, Series V...........     250,000    Variable Rate(1)         500    February 15, 2006(3)       No
Cumulative Adjustable Rate
  Preferred Stock, Series
  Y.........................       2,262    Variable Rate(2)     100,000     On any payment date       No
5.321% Cumulative Preferred
  Stock, Series YY..........         987         5.321%        1,000,000      December 22, 2018        No
6.767% Cumulative Preferred
  Stock, Series YYY.........       2,597         6.767%        1,000,000      February 27, 2022        No

     Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights (1) that are required by law, (2) that apply if there is a default in paying dividends for the equivalent of six calendar quarters, in some cases whether or not consecutive and (3) when Citigroup wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series. These special voting rights apply to all series of preferred stock listed above.
---------------
(1) The Series V Preferred Stock provides for a cumulative dividend at a rate that changes over time. For each dividend period up to but not including February 15, 2006, the dividend rate will be 5.86% per year. For each dividend period beginning on or after February 15, 2006, the dividend rate will be equal to 0.50% plus the Effective Rate, but not less than 6.00% or more than 12.00%. The dividend rate will be increased in the event of specified changes in the Internal Revenue Code that would decrease the dividends received deduction applicable to corporate stockholders.

(2) The holders of the Series Y Preferred Stock are entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (a) the Short Term Rate and (b) 4.85%. The "Short Term Rate" generally will be equal to either 85% or 78% of the Money Market Yield, as defined in the certificate of incorporation, of the 90-day rate for commercial paper multiplied by the stock's $100,000 per share liquidation value.

(3) Prior to February 15, 2006, in the event of specified changes in the Internal Revenue Code that would decrease the dividends received deduction applicable to corporate stockholders, Citigroup at its option may redeem all, but not less than all, of the Series V Preferred Stock at a price declining over time from $520 per share to $500 per share.

IMPORTANT PROVISIONS OF CITIGROUP'S CERTIFICATE OF INCORPORATION AND BY-LAWS

     Business Combinations. The certificate of incorporation generally requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the then outstanding shares of voting stock, voting together as a single class, to approve any merger or other business combination between Citigroup and any interested stockholder, unless (1) the transaction has been approved by a majority of the continuing directors of Citigroup or (2) minimum price, form of consideration and procedural requirements are satisfied. An "interested stockholder" as defined in the certificate of incorporation generally means a person who owns at least 25% of the voting stock of Citigroup. A "continuing director", as defined in the certificate of incorporation, generally means a director who is not related to an interested stockholder who held that position before an interested stockholder became an interested stockholder.

     Amendments to Certificate of Incorporation and By-Laws. The affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote for the election of directors is required to amend the provisions of the certificate of incorporation relating to the issuance of preferred stock or common stock. Amendments of provisions of the certificate of incorporation relating to business combinations generally require a vote of the holders of 66 2/3% of the then outstanding shares of voting stock, unless 75% of the board of directors recommend such amendment and the directors comprising such 75% would qualify as continuing directors. The board of directors, at any meeting, may alter or amend the by-laws upon the affirmative vote of at least 66 2/3% of the entire board of directors.

     Vacancies. Vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, so long as a quorum is present. Any other vacancies on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the board of directors shall hold office for a term coinciding with the predecessor director's remaining term.

                         DESCRIPTION OF PREFERRED STOCK

     The following briefly summarizes the material terms of Citigroup's preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Citigroup which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Citigroup's restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup's outstanding preferred stock, see "Description of Capital Stock."

     Under Citigroup's certificate of incorporation, the board of directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

     - the number of shares to be included in the series;

     - the designation, powers, preferences and rights of the shares of the series; and

     - the qualifications, limitations or restrictions of such series.

     Prior to the issuance of any series of preferred stock, the board of directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term "board of directors of Citigroup" includes any duly authorized committee.

     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the board of directors of Citigroup.

     Under existing interpretations of The Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a "class of voting securities" and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a "bank holding company" with respect to Citigroup in accordance with the Bank Holding Company Act. In addition, at such time:

     - any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the preferred stock; and

     - any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve Board if then required by applicable law.

     The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

RANK

     Unless otherwise specified in the prospectus supplement relating to the shares of a series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

DIVIDENDS

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

     Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

     - all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

     - the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

     Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

     Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

     - all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

     - the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

CONVERSION AND EXCHANGE

     The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup's common stock.

REDEMPTION

     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.

     Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

     Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.

VOTING RIGHTS

     The holders of shares of preferred stock will have no voting rights, except:

     - as otherwise stated in the prospectus supplement;

     - as otherwise stated in the certificate of designation establishing such series; and

     - as required by applicable law.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

GENERAL

     Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

     The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

     If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

     Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

WITHDRAWAL OF PREFERRED STOCK

     Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

     However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

     Citigroup will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

     - all outstanding depositary shares have been redeemed;

     - each share of preferred stock has been converted into or exchanged for common stock; or

     - a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Citigroup.

The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

     No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward all reports and communications from Citigroup which are delivered to the preferred stock depositary and which Citigroup is required to furnish to the holders of the deposited preferred stock.

     Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from Citigroup, and Citigroup to sell to the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

     - debt securities,

     - capital securities issued by trusts, all of whose common securities are owned by Citigroup or by one of its subsidiaries,

     - junior subordinated debt securities; or

     - debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Citigroup to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

     Most series of debt securities and index warrants will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities or index warrants and will be considered the sole owner of the securities for purposes of the indenture or index warrant agreement.

     Purchasers may only hold interests in the global notes or index warrants through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities or index warrants for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture or index warrant agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer or pledge book-entry securities.

     A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

     (a) DTC is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for DTC within 90 days;

     (b) at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     (c) Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

     Unless we indicate otherwise in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes or index warrants will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial

Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

     Citigroup will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     The information in this section about DTC has been provided by DTC for information purposes only. Citigroup takes no responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

                              PLAN OF DISTRIBUTION

     Citigroup may offer the offered securities in one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - by itself directly;

     - through agents; or

     - through a combination of any of these methods of sale.

     Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.

     The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

     - the name or names of any underwriters, dealers or agents;

     - the purchase price of the offered securities and the proceeds to Citigroup from such sale;

     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

     - the initial public offering price;

     - any discounts or concessions to be allowed or reallowed or paid to dealers; and

     - any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

     - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

     - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

     - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     The broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup's broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup's broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup's broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     One or more dealers, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

     Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

     Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities of Citigroup. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

     Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

     Citigroup has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a "party in interest" and a "disqualified person" to a large number of plans. A purchase of offered securities of Citigroup by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup.

     Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

     - PTCE 96-23 for transactions determined by in-house asset managers,

     - PTCE 95-60 for transactions involving insurance company general accounts,

     - PTCE 91-38 for transactions involving bank collective investment funds,

     - PTCE 90-1 for transactions involving insurance company separate accounts, or

     - PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     Unless otherwise provided in the related prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

     (a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with "plan assets" of, any such plan;

     (b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

     (c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or
         Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

                                 LEGAL MATTERS

     John R. Dye, Esq., General Counsel -- Capital Markets of Citigroup, 425 Park Avenue, New York, New York 10043 and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or counsel to be identified in the applicable prospectus supplement, will act as legal counsel to Citigroup. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock. Cleary, Gottlieb, Steen & Hamilton, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report dated February 24, 2003 on the consolidated financial statements. The consolidated financial statements are included in Citigroup's annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

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                                $12,000,000,000

                                [CITIGROUP LOGO]

                       MEDIUM-TERM SENIOR NOTES, SERIES G
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES G
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                                JANUARY 15, 2004

                             (INCLUDING PROSPECTUS
                              DATED JULY 23, 2003)

                         ------------------------------

                                   CITIGROUP

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